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                                                                  EXHIBIT 10.11b

                                   ADDENDUM TO
                                THE COLUMBIA BANK
                           DEFERRED COMPENSATION PLAN

This Addendum authorized by the Board of Directors of The Columbia Bank pursuant to Section 9.1 of The Columbia Bank Deferred Compensation Plan (the "Plan"), is effective January 1, 2003.

     Section 4.4 of the Plan is hereby amended as follows with respect to the calculation of John M. Bond, Jr.'s benefit under the Plan:

               Section 4.4 Payments After Death. If the Participant dies while in the active service of the Company or an Affiliate, the Company shall pay to the Participant's beneficiary a benefit equal to the greater of (A) the Participant's Deferred Compensation Account balance at the date of death and (B) the lesser of (i) $1,335,000, (ii) a sum equal to five (5) times the sum of the Participant's annual base salary at the date of death (or, if higher, annual base salary for the calendar year in which the Participant received the highest annual base salary) plus the average of the bonuses paid to the Participant over the three years ending with the date of death (including years in which no bonus was awarded), or, if base salary is not determined at date of death and is instead determined as the annual base salary for the calendar year in which the Participant received the highest annual base salary, the average of the bonuses paid to the Participant for such calendar year and for the two previous calendar years (including years in which no bonus was awarded), or (iii) the projected benefit that would have been payable under this Plan upon the Participant's attainment of age sixty-five (65) based on the Participant's Deferred Compensation Account balance at the date of death and the assumption
          (a) that deferrals, and Company Matching Contributions thereon, would continue until the Participant's attainment of age sixty-five (65) at the rate in effect at the Participant's death and (b) that earnings would be credited on the Participant's Accounts until the Participant's attainment of age sixty-five (65) at The Columbia Bank's prime rate as of December 15 of the year preceding the Participant's death. If the Participant dies while not in the active service of the Company or an Affiliate and death occurs within thirty-six (36) months after the date of a termination or resignation described in paragraph 5.2(a) of the Participant's Employment Agreement with the Company dated as of February 26, 1996, as amended by First Amendment effective December 18, 1997 and Second Amendment effective April 30, 2002, or within twelve (12) months after the date of a resignation described in paragraph 5.2(b) of such Employment Agreement (in either case regardless of any termination of such Employment Agreement), the Company shall pay to the Participant's beneficiary a benefit equal to the greater of the amount described in (A) above or the amount described in (B) above, provided that the amount described in B(iii) above shall be calculated using the greater of the Participant's Deferred Compensation Account balance at the date of the Participant's termination or resignation or the Deferred Compensation

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          Account balance at the date of the Participant's death. The Company shall pay the benefit to the Beneficiary in the same form as it would have been paid to the Participant had the Participant's Termination occurred on the date of death, commencing on the first day of the month following the Participant's death. If the Participant dies after benefit payments have commenced under this Plan but before receiving all such payments, the Company shall pay the remaining benefits to the Participant's Beneficiary at the same time and in the same amounts they would have been paid to the Participant had the Participant survived.

     IN WITNESS WHEREOF, the Company has duly executed this Addendum to evidence its assumption to the obligations thereunder.


ATTEST:                                 THE COLUMBIA BANK


                                        By:    /s/ John A. Scaldara, Jr.
                                               ---------------------------------
                                        Print Name: John A. Scaldara, Jr.
                                                    ----------------------------
                                        Title:   Executive Vice President
                                                --------------------------------
                                        Date:    February 27, 2003
                                                --------------------------------

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